Exhibit 10.16

OFFICE BUILDING LEASE STRAFFORD OFFICE BUILDINGS, WAYNE, PENNSYLVANIA

Property managed by:

The Strafford Office Buildings
200 Eagle Road, #118
Wayne, Pennsylvania
Phone: (610) 688-0284
FAX: (610) 688-5287

BUILDING LEASE

STRAFFORD OFFICE BUILDINGS

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LEASE SUMMARY

Landlord: The Strafford Office Buildings a Pennsylvania General Partnership Notice Addresses: 200 Eagle Road, #118 Wayne, Pennsylvania 19087-3178	Tenant: Palvella Therapeutics LLC, a Delaware limited liability company Notice Addresses: 125 Strafford Avenue, #360 Wayne, PA 19087

Effective Date: May 18, 2018

Office Suite: Suite No. 360 (third floor)	Building Number: 3 (the “Building”)

Rentable square feet: approximately 1,709 (which includes a floor factor of 10%).

Building: Strafford Building Number Three, 125 Strafford Avenue, Wayne, Pennsylvania

Term: The Term shall be for one (1) year beginning on the Commencement Date: July 1, 2018 and shall continue until the Expiration Date: June 30, 2019

Rent: $38,400.00 per year	$3,200.00 per month

Security Deposit:	$3,200.00

Permitted Use:	general office uses

This Lease Summary is intended to be read as a part of the Lease form that is attached hereto, which gives a more detailed description of the rights and obligations of Landlord and Tenant.

OFFICE LEASE
FOR THE STRAFFORD OFFICE BUILDINGS

ARTICLE 1              LEASE OF THE OFFICE SUITE

Section 1.01.     Lease of Office Suite.

Landlord has agreed to lease the Office Suite to Tenant, as further identified in the Floor Plan attached as Exhibit B, subject to the terms and conditions contained in this Lease.

Section 1.02.     Permitted Use.

Tenant shall use the Office Suite only for the Permitted Use shown on the Lease Summary. Landlord represents and warrants that the Office Suite may be used for the Permitted Use on the Lease Summary.

Section 1.03.     Term of Lease.

The Term of the Lease shall begin on the Commencement Date and shall end on the Expiration Date, subject to any event that results in an earlier termination of the Lease.

Section 1.04.     Landlord Improvements to Office Suite.

Landlord will provide the improvements to the Office Suite that are described in Exhibit C to this Lease, at its sole cost and expense, on or before the Commencement Date.

Section 1.05.     Possession.

If for any reason Landlord is unable to give Tenant possession of the Office Suite at the Commencement Date, then Landlord shall exercise due diligence to give such possession as promptly as possible. All lease charges shall abate until Tenant is given occupancy of the Office Suite. The Commencement Date shall be postponed until the actual date on which the Office Suite is available for Tenant. Tenant accepts the abatement of lease charges as full settlement of all damages occasioned by the delay. In the event Landlord does not complete the improvements and give Tenant possession of the Office Suite on or before July 1, 2018, subject to day per day delays due to Force Majeure (as hereafter defined), Tenant may terminate the Lease upon written notice to Landlord.

Section 1.06.     Renewal.

Either party may terminate this Lease at the end of the Term by giving to the other party written notice of termination at least one hundred twenty (120) days before the scheduled Expiration Date. If neither party gives that notice, then this Lease shall continue upon the same terms and conditions as were in force immediately prior to the expiration of the Term, for a further period of one (1) year, and so on from year to year until terminated by either party hereto giving the other one hundred twenty (120) days written notice of termination. If Landlord gives one hundred twenty (120) days written notice to Tenant prior to the expiration of the Term of Landlord’s intention to change the terms and conditions of this Lease; and if Tenant holds over after the expiration of the time mentioned in that notice; then Tenant shall be deemed to have accepted such changed terms and conditions and shall occupy the Office Suite under the terms and conditions mentioned in Landlord’s notice and this Lease for a further term as provided above.

Section 1.07.     Holding Over.

If Tenant stays in possession of the Office Suite after the expiration or termination of the Term, without renewal, and without Landlord’s consent, then Tenant will be a holdover tenant. Landlord may exercise all remedies in this Lease and provided by law to have Tenant and its property removed from the Office Suite and Building.

Section 1.08.     American with Disabilities Act.

Landlord represents that, as of the date of this Lease, to the best of its knowledge, there is no action required with respect to the Office Suite under the American with Disabilities Act (the “ADA”). Tenant shall occupy and use the Office Suite for and only for the Permitted Use and in such a manner as is lawful. Without limiting the foregoing, such Permitted Use shall exclude any use that would cause the Office Suite or the Building to be deemed a “place of public accommodation” under the ADA. Landlord hereby warrants that the Building will remain in compliance as “existing facilities” with all applicable ADA Regulations as required by law with regard to the Building and the Office Suite, except to the extent any changes to the Office Suite or the Building are caused by any alterations or particular use by Tenant other than business offices that are not a place of public accommodation. Any such changes resulting from Tenant’s alterations or use shall be the responsibility of Tenant.

ARTICLE 2     ITEMS OF RENT.

Section 2.01.     Rent.

Tenant agrees to pay as rental for the Office Suite the annual Rent shown on the Lease Summary. Tenant shall pay all Rent monthly in advance on the first day of each calendar month without deduction or any demand or statement from Landlord. Tenant shall send or deliver the Rent to Landlord at the Notice Address on the Lease Summary, or to any other person or place that Landlord may designate in writing. All other charges due from Tenant to Landlord under this Lease will be considered Rent, which must be paid and may be collected as provided in this
Lease and by law.

Section 2.02.     Rent Increases.

Intentionally omitted.

Section 2.03.     Security Deposit.

Tenant shall pay to Landlord the Security Deposit shown on the Lease Summary as security for the faithful performance by Tenant of all the terms and conditions of this Lease of which Tenant is obligated to perform hereunder, and for the payment of any damages to which Landlord may be entitled hereunder if Tenant defaults under the Lease, following all applicable notice and cure periods. Landlord shall inspect the Office Suite within twenty (20) days after the Expiration Date or earlier termination date of this Lease, shall note in writing any damages or other items for which Tenant was responsible hereunder, shall deduct from the Security Deposit the amounts reasonable necessary to cure or remedy such items, and shall return the balance of the Security Deposit to Tenant, without interest, with the written list of deductions, within thirty (30) days after the Expiration Date or earlier termination date of this Lease. At any time during the Term, Landlord shall have the right to apply any or all of the Security Deposit to cure any default of Tenant following the applicable notice and opportunity to cure. If Landlord does so, then Tenant shall upon demand, deposit with Landlord an amount equal to the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Term.

In the event Landlord sells or transfers its interest in the Building and this Lease, then Landlord shall have the right to transfer the Security Deposit. If it does so, then Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, and Tenant shall look solely to the transferee for the return of the Security Deposit. In the event of any permitted assignment of Tenant’s estate or interest in the Office Suite, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall not have to return the Security Deposit to the original Tenant, but shall return it to the new tenant as required by this Lease.

Section 2.04.     Late Payment of Rent:

In the event that any monthly installment of Rent is not paid within ten (10) days after it is due then Tenant shall pay Landlord interest on such unpaid Rent charges at the rate of ten percent (10%) per annum (or the maximum fee allowed by law, whichever is less) computed from the date such payment was due until the date actually paid. (EXAMPLE: Delinquent Rent x 10% divided by 365 days = interest charge per day). Accrued interest shall be considered additional Rent and may be collected as otherwise provided in this Lease and by law.

ARTICLE 3     RIGHTS AND OBLIGATIONS OF LANDLORD

Section 3.01.     Services to be Provided and Paid for by Landlord.

Landlord shall provide the following services to the Office Suite during the Term, at its sole cost and expense:

(a)            Utilities: Landlord shall provide the Office Suite with a reasonable amount of electricity for lighting and ordinary business appliances such as personal computers and copy machines suitable for Tenant to be able to operate its business from the Office Suite. Landlord will provide heating and air conditioning as may be required for the comfortable occupation of the Office Suite during not less than the hours of 8 am to 6 pm, Monday through Friday, except on legal holidays, and from 8 am to 1 pm on Saturday. Landlord will also provide elevator service, which shall mean service by non-attended automatic elevators.

(b)            Cleaning. Landlord shall have the Building and Office Suite cleaned in accordance with standards for office buildings in the same vicinity at its sole expense including but not limited to janitorial services and supplies and trash and rubbish removal a minimum of five (5) days per week (Monday through Friday).

(c)            Real Estate Taxes. Landlord shall pay on or before the due date all real estate taxes (township, county and school district) assessed against the Office Suite improvements, Building and the property on which the Building is located, at its sole expense.

(d)            Insurance. Landlord shall maintain in effect during the Term liability insurance for its own protection; and property insurance for the replacement value of the Building, at its sole expense.

(e)            Repairs. Landlord shall maintain and repair the common areas in the Building, the structural components of the Building, the roof, the parking lot and the mechanical, electrical, plumbing and HVAC systems in the Building, at its sole cost and expense. However, subject to Section 4.05(c), any repairs or replacements caused by Tenant, its employees, contractors, customers, or other agents or invitees shall be repaired at Tenant’s sole cost and expense.

(f)            Snow Removal. Landlord shall provide snow removal services for the parking areas, walkways and entrances to the Building, at its sole cost and expense.

(g)            Landscaping. Landlord shall provide landscaping around the parking areas, walkways and Building, at its sole cost and expense.

(h)            Interruptions in Service. Landlord shall not be liable for any failure to provide any of the foregoing services when the failure is caused by accidents or conditions beyond Landlord’s control including Force Majeure (hereinafter defined). “Force Majeure” shall occur if Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of Landlord. Unless due to the acts or negligence of Landlord, Landlord shall not be liable under any circumstances for loss of or injury to any property of Tenant, however occurring, through or in connection with or incidental to the provision of any of the described services, nor shall any such failure relieve Tenant from the duty to pay the full amount of rent required by this Lease, nor constitute or be construed as a constructive or other eviction of Tenant.

Section 3.02.     Right of Re-entry.

Upon at least three days’ prior written notice, Landlord or Landlord’s agent shall have the right to enter the Office Suite at reasonable hours in the day to examine the same, to exhibit the Office Suite for rent, or at any time to make such repairs and alterations as may be necessary for the safety and preservation of the Building. However, Landlord is not obligated to make any such repairs, except as provided in Section 3.01(e) above.

ARTICLE 4     RIGHTS AND OBLIGATIONS OF TENANT

Section 4.01.     Quiet Enjoyment.

Except as otherwise provided in this Lease, Landlord hereby warrants that Tenant on paying Rent and performing the covenants to be performed by Tenant hereunder, shall have peaceful and quiet use and possession of the Office Suite without hindrance on the part of Landlord or anyone claiming by or through Landlord.

Section 4.02.     Items that Tenant will Provide.

Tenant will make arrangements for the following services in connection with its occupancy of the Office Suite, at its sole cost and expense:

(a)            Telecommunications. All telephone, Internet, cable television and other communications services to the Office Suite that Tenant wishes installed.

(b)            Insurance. Comprehensive liability insurance of at least $1 million covering the acts of Tenant and its employees and invitees, with contractual liability coverage for the indemnities required by this Lease; and such property insurance for its personal property as Tenant elects to carry. Tenant shall provide to Landlord a certificate of insurance evidencing these coverages, and all renewals.

Section 4.03.     Maintenance and Alterations by Tenant.

(a)            Tenant’s Obligations. Except for Landlord’s obligations as set forth in Section 3.01(e) above, Tenant will make all repairs necessary to maintain the Office Suite in good order and repair including all of its fixtures and appurtenances, and all alterations, additions, and improvements. Tenant will not permit any waste or injury at the Office Suite, and will comply with all laws, rules, orders, ordinances and regulations at any time issued or in force by any lawful authority, applicable to Tenant’s use or occupancy of the Office Suite. At or before the end of the Term, Tenant will repair all damage done by the installation or removal of furniture and property and will return the Office Suite to Landlord in good order and condition, subject to normal wear and tear.

(b)            Alterations. Tenant will not make or permit anyone to make any alterations, improvements or additions in or to the Office Suite, or install any equipment of any kind that will require any alteration or addition to, the water, heating, air conditioning or electrical or other building systems or equipment, without the prior written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed. If any such alterations, additions or improvements are made without Landlord’s consent, then Landlord may correct or remove them, and Tenant shall be liable for any and all expense incurred by Landlord in doing so. Prior to permitting any such improvements, Landlord and Tenant shall agree in writing in each case whether the proposed alterations, additions or improvements to the Office Suite that are made with Landlord’s prior written consent shall become the property of Landlord at the end of the Term or instead shall be removed by Tenant from the Office Suite at the end of the Term. For those improvements that Tenant has agreed to remove, Tenant must promptly remove the same at its expense prior to the end of the Term, and repair all damage to the Office Suite caused by such removal.

(c)            Damage Caused by Tenant. Subject to Section 4.05(c), Tenant will repair at its sole cost and expense all damage to the Office Suite and the Building, including their fixtures or improvements, resulting from the acts or omissions of Tenant, its employees, contractors, customers, subtenants, agents or other invitees, subject to normal wear and tear.

(d)            Kitchen Facilities. In the event that the Office Suite includes kitchen facilities, then Tenant shall be solely responsible for the care and maintenance of those facilities, including any necessary plumbing and electrical work that may be required from time to time.

Section 4.04.     Mechanics’ Liens.

Tenant shall not permit any mechanics’ or materialmen’s liens to be filed against the property on which the Building is located resulting from Tenant’s Work. Landlord shall have the right at all reasonable times to post and keep posted on the Office Suite any notices which it deems necessary for the protection from these liens. If a mechanic’s lien is filed, then Landlord, at its election, may pay and satisfy the same and in that event all sums that Landlord has paid, with interest at the rate of ten percent per annum from the date of payment, shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

Section 4.05.     Mutual Indemnity and Release.

(a)            Tenant’s Indemnity: Subject to Section 4.05(c), Tenant agrees to indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and its agents from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from Tenant’s use of the Office Suite or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, in or about the Office Suite. Tenant will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on Tenant’s part in the performance of any covenant or agreement on Tenant’s part to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its employees, agents, contractors, or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in connection with defending, investigating, negotiating, settling or litigating any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any such claim, then Tenant upon notice from Landlord agrees to resist or defend at Tenant’s reasonable expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the Office Suite from any source and to whomever belonging, and releases Landlord from any and all liability therefor (except for claims based on Landlord’s wrongful acts or negligence as provided below). Tenant hereby waives all such claims in respect thereof against Landlord and agrees to defend and save Landlord harmless from and against any such claim by others.

(b)            Landlord’s Indemnity: Landlord will indemnify, defend and hold harmless Tenant and its agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Office Suite or Building occasioned wholly or in part by Landlord’s ownership and management of the Building, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its agents, subject to Section 4.05(c). In case any action or proceeding is brought against Tenant and/or its agents by reason of the foregoing, then Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant. Landlord’s obligations pursuant to this Section shall survive the expiration or termination of this Lease.

(c)            Mutual Waiver of Subrogation: Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein or customarily insured against by landlords and tenants of comparable properties. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord tor Tenant, as the case may be, so long as the insurance is not invalidated thereby.

Section 4.06.     Subordination.

This Lease shall be subordinate and subject at all times to all ground or underlying leases and to any mortgage or other security instrument secured by the Building at any time hereafter; and to all renewals, modifications, consolidations, or replacements thereof, and to all advances made, or hereafter to be made, upon the security of any such mortgage, or other security instrument. The subordination shall be automatic, but Landlord may ask Tenant from time to time to acknowledge such subordination in writing, and Tenant shall execute and promptly return any commercially reasonable document that provides for such subordination. Landlord will request that any lender consider entering into a commercially reasonable non-disturbance agreement in favor of Tenant.

Section 4.07.     Assignment and Subletting.

Tenant will not sell, assign, mortgage or transfer this Lease, or sublet or rent the Office Suite or any part thereof, or permit the same or any part thereof to be used or occupied by anybody other than Tenant or Tenant’s employees, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any sale or transfer of a majority or controlling interest in Tenant shall be considered a prohibited transfer of this Lease. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is made without Landlord’s consent shall be void and of no effect; the acceptance by Landlord of Rent or lease charges does not constitute an acceptance or approval of the assignment or transfer. Notwithstanding anything contained herein to the contrary, Tenant may assign this Lease or sublet the Office Suite, or any portion thereof, to any entity which controls, is controlled by, or under common control with, Tenant upon notice to Landlord by without Landlord’s prior consent or fee payable to Landlord. Landlord may assign this Lease, shall arrange to give notice of that assignment to Tenant, and thereafter shall not be liable hereunder, provided that Landlord’s assignee shall assume Landlord’s obligations hereunder.

ARTICLE 5     DEFAULT AND REMEDIES

Section 5.01.     Events of Default.

The occurrence of any one of the following by Tenant shall constitute an event of default by Tenant following the applicable notice and opportunity to cure as below set forth (each an “Event of Default”):

(a)            Failure to Pay. Tenant fails to pay Rent or other sums within ten (10) days after receipt of written notice that the same is due provided that Landlord shall have no further obligation to provide written notice to Tenant after any such default has occurred at least two (2) times in any period of twelve (12) months; or

(b)            Failure to Comply. Tenant fails to perform or comply with any other covenant or condition of this Lease within twenty (20) days after written notice thereof from Landlord, plus such additional time, if any, as is reasonably necessary to cure such failure provided that Tenant commences to cure such failure within the twenty (20) days period and diligently thereafter prosecutes such cure to completion; or

(c)            Abandonment. In no event shall Tenant be obligated to take occupancy of the Office Suite, accept possession of the Office Suite, commence the conduct of business from the Office Suite or, once opened for the conduct of business, continue to operate any business at or from the Office Suite.

Section 5.02.     Landlord’s Remedies.

Upon the occurrence of an Event of Default (following the applicable notice and cure period set forth above), Landlord shall be entitled to the following remedies:

(a)            Acceleration. The whole balance of Rent and other charges, interest, payments, costs and expenses herein agreed to be paid by Tenant, or any part thereof, and also all costs and officers’ commissions including watchmen’s wages, shall be considered to be due and payable and in arrears as if the balance of Rent were payable in advance;

(b)            Termination. At the option of Landlord, this Lease shall terminate and become absolutely void without any right on the part of Tenant to reinstate this Lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon Landlord shall be entitled to recover damages for such breach in an amount equal to the amount of Rent reserved for the balance of the Term, less the fair rental value of the Office Suite for the remainder of the Term;

(c)            Relet Office Suite. Landlord, or anyone acting on Landlord’s behalf, at Landlord’s option, may lease the Office Suite or any part or parts thereof to such person or persons as Landlord may determine, in its good faith judgement; and Tenant shall be liable for any loss of Rent for the balance of the then current Term. Any such re-entry or re-letting by Landlord under the terms hereof shall be without prejudice to Landlord’s claim for actual damages, and shall, under no circumstances, release Tenant from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this Lease;

(d)            Security Interest. Landlord waives all statutory and contractual liens or any other so-called “landlord’s lien” which it may be entitled to assert against any of Tenant’s property as security for the payment of rent or the performance of any other obligation of Tenant hereunder;

(e)            Other Lease Remedies. Landlord may have and exercise any and all other rights and remedies contained in this Lease;

(f)            Consequential Damages. In no event shall either Landlord or Tenant be liable for consequential, punitive or special damages arising out of a breach of such party’s obligations under the Lease.

(g)            Permitted by Law. Landlord may have and exercise any and all other rights and/or remedies, granted or allowed landlords by any existing or future law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of the lease agreement; subject, however, to all of the rights granted or created by any such law of for the protection and benefit of tenants.

Section 5.03.     Additional Pennsylvania Remedies.

In addition to the other remedies that Landlord may pursue upon an Event of Default under this Lease, Landlord shall be entitled to exercise the following remedies:

(a)            Confession of Judgment for Money. [INTENTIONALLY DELETED]

(b)            CONFESSION OF JUDGMENT FOR POSSESSION OF REAL PROPERTY. TENANT COVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED (EITHER DUE TO AN EVENT OF DEFAULT AND/OR WHEN THE TERM OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED) THEN, AND IN THAT EVENT, LANDLORD MAY CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST TENANT FOR POSSESSION OF THE OFFICE SUITE, AND FOR THAT PURPOSE TENANT HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT AND TO CONFESS JUDGMENT AGAINST TENANT IN EJECTMENT FOR POSSESSION OF THE OFFICE SUITE, AND AGREES THAT LANDLORD MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF PROCEDURE NO. 2970 ET SEQ. FOR THE ENTRY OF AN ORDER IN EJECTMENT FOR THE POSSESSION OF REAL PROPERTY, AND TENANT FURTHER AGREES THAT A WRIT OF POSSESSION PURSUANT THERETO MAY ISSUE FORTHWITH, FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A WRIT OR WRITS OF POSSESSION PURSUANT THERETO, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. TENANT FURTHER COVENANTS AND AGREES, THAT IF FOR ANY REASON WHATSOEVER, AFTER SAID ACTION SHALL HAVE COMMENCED THE ACTION SHALL BE TERMINATED AND THE POSSESSION OF THE OFFICE SUITE SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT EVENT OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF REAL PROPERTY AND TO CAUSE THE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT FOR POSSESSION OF THE OFFICE SUITE.

(c)            Affidavit of Default. In any procedure or action to enter Judgment by Confession in Ejectment for possession of real property, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom, or practice to the contrary notwithstanding.

(d)            Waivers by Tenant of Errors, Right of Appeal, Stay Exemption, Inquisition. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter Judgment by Confession by virtue of the warrant of attorney contained in this Lease, and all liability therefor. Tenant further authorizes the Prothonotary or any Clerk of any Court of Record to issue a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the Office Suite either at the end of the Term or sooner termination of this Lease, Tenant specifically waives the right to the three (3) months’ notice to quit and/or the fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that five (5) days’ notice to quit shall be sufficient in any such case.

Section 5.04.     Remedies Cumulative.

All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering possession of the Office Suite shall deprive Landlord of any of its remedies or actions against Tenant for Rent due at the time or which, under the terms hereof would in the future become due as if there had been no determination; nor shall the bringing of any action for Rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of Rent be construed as a waiver of the right to obtain possession of the Office Suite.

Section 5.05.     Waiver of Breach.

The waiver of any breach of any part of this Lease by either party, or indulgence as to the payment of any installment of rent or other sums at any time or from time to time, shall not be a waiver and shall not be construed to be a waiver of any subsequent breach or imply any future indulgence.

ARTICLE 6     FUTURE EVENTS THAT MAY AFFECT LEASE

Section 6.01.     Eminent Domain.

If the whole or any part of the Office Suite or the Building is taken or condemned by any competent authority under power of eminent domain for a public or quasi public use or purpose, then, at Landlord’s or Tenant’s option, as the case may be, to be exercised by written notice to the receiving party, the Term shall cease from the time when possession of the part so taken shall be required for such public or quasi public use or purpose, and without an apportionment of the award. Tenant hereby assigns to Landlord all right and claim to any award it may be entitled to in those proceedings, other than those items that are separately awarded to Tenant for claims for removal expenses, business dislocation damages and moving expenses that do not reduce Landlord’s award. Landlord shall not be liable to Tenant or subtenants for any consequential damages arising from any condemnation.

Section 6.02.     Destruction of the Office Suite or Building

(a)            Office Suite Repairable in 90 Days. In the event of damage or destruction of part or all of the Office Suite during the Term by fire, the elements, or casualty, then Landlord shall promptly repair the same, provided such repairs can be made, in Landlord’s reasonable business opinion, within ninety (90) days under the laws and regulations of state, county, federal or municipal authorities. Such damage or destruction shall not annul or void this Lease, except that Tenant shall be entitled to an abatement and/or proportionate reduction of Rent while such repairs are being made, based upon the extent that the Office Suite, or part thereof, may be untenantable and for the period that Office Suite, or part thereof, may be untenantable.

(b)            Office Suite Not Repairable in 90 Days. If, in Landlord’s or Tenant’s reasonable business opinion, such repairs to the Office Suite cannot be made within ninety (90) days, then Landlord or Tenant may, at its option, to be exercised within 45 days from the date of such casualty by written notice from Landlord to Tenant or Tenant to Landlord, as the case may be, terminate the Lease, effective the day of the event of damage or destruction of part or all of the Office Suite.

(c)            Building Damaged. In the event that the Building is damaged or destroyed, then this Lease shall continue in full force and effect, but Landlord shall promptly repair such damage or destruction, provided such repairs can be made under the laws and regulations of state, county, federal or municipal authorities; except that if the Building is so damaged or destroyed to the extent that the cost of the repairs and reconstruction is estimated to exceed 33% of the replacement cost thereof, as determined by Landlord, in its sole discretion, to be exercised within 45 days from the date of such damage or destruction, then Landlord may terminate this Lease by giving written notice of termination to Tenant, which termination date shall be the date of the event of damage or destruction of part or all of the Office Suite.

(d)            Rent Abatement. Tenant shall be entitled to a proportionate abatement or reduction of Rent only if the Office Suite is untenantable, or access to the Office Suite is limited and no such rent abatement or reduction or other compensation shall be allowed by reason of inconvenience, annoyance or injury to Tenant’s business because of such damage or destruction, or the necessity of repairing any portion of the building, or the making of such repairs, and Landlord shall not be liable to Tenant because of such inconvenience, annoyance or injury.

ARTICLE 7     RESTRICTIONS ON USE OF OFFICE SUITE AND BUILDING.

Section 7.01.     Parking.

In addition to the Office Suite, Tenant shall have the right of non-exclusive use in common with others, of: (a) automobile parking areas, driveways and footways, (b) entranceways and corridors, and (c) such loading facilities, freight elevators and other facilities, as may be designated from time to time by Landlord; all subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

Section 7.02.     Noise.

Tenant will not use nor permit the use of any apparatus or musical instruments for sound reproduction or transmission in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Office Suite, nor will Landlord permit any such sounds arising from or out of an office suite adjacent or above the Office Suite to interfere with Tenant’s use and enjoyment of the Office Suite. Tenant will keep all mechanical apparatus free of vibration and noise that may be transmitted beyond the confines of the Office Suite.

Section 7.03.     No Smoking Policy.

To help provide a smoke-free working environment for all tenants in the building, Tenant agrees that no smoking shall be permitted in the leased space or any common areas inside the building, or within 25 feet of any building entrance. Tenant shall be responsible for instructing and supervising its employees, invitees, contractors and deliverymen to make them aware of the policy. Landlord may adopt reasonable rules and regulations that may impose fines on Tenant (not to exceed $50 per occurrence) for violations of the no smoking policy by its employees, invitees, contractors and deliverymen; and that may provide for the collection of same through deductions from Tenant’s security deposit upon Tenant’s failure to pay same within the time provided by regulation.

Section 7.04.     Rules and Regulations.

From time to time, Landlord may adopt reasonable rules and regulations governing the use of the Building and the various office suites and common areas by all tenants in the Building, provided that Tenant does not incur an additional cost or burden. The currently effective Rules and Regulations are attached as Exhibit “A” to this Lease. Tenant and its employees, contractors, customers, agents and other invitees shall comply with all of the Rules and Regulations.

ARTICLE 8     MISCELLANEOUS LEGAL PROVISIONS.

Section 8.01.     Section Captions.

The Section captions of this Lease are merely for convenience and are not intended to give notice of all of the matters covered by that section of the Lease. The Section captions should not be used to aid in interpretation of any of the language in that Section.

Section 8.02.     Binding Effect.

This Lease shall not be effective until Tenant has executed the Lease, delivered it to Landlord, and Landlord has executed the Lease. Landlord shall promptly send a copy or signed counterpart to Tenant. Once executed, this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representative, successors or permitted assigns, provided that this Lease shall not inure to the benefit of any assignee pursuant to an assignment which is not in compliance with the terms of this Lease.

Section 8.03.     Notices.

All notices given to Landlord hereunder shall be in writing and forwarded to it by personal delivery, or by postage prepaid, by registered or certified mail, return receipt requested or by nationally-recognized overnight courier (e.g. FedEx) made to the Notice Address in the Lease Summary. All notices to Tenant shall be forwarded to Tenant Notice Address in the Lease Summary, by personal delivery, or by postage prepaid, registered or certified mail, return receipt requested or by nationally-recognized overnight courier (e.g. FedEx). All notices shall be deemed to have been given on the date that the mail is first rejected or received by the receiving party. Either party may change their notice address by giving a written notice to the other party, notifying them of the new Notice Address.

Section 8.04.     Entire Agreement.

Landlord and Tenant agree that this Lease and any Riders attached to it contain all of the promises, agreements, conditions and understandings between Landlord and Tenant relative to the lease of the Office Suite and that there are no other promises, agreements, conditions or understandings, either oral or written between them other than those in this Lease. They also agree that no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless it is made in writing and signed by both of them and makes a direct reference to this Lease.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Lease as of the Effective Date.

WITNESS: WITNESS:	LANDLORD: THE STRAFFORD OFFICE BUILDINGS

	By:	/s/ John Rohn

ATTEST:	TENANT:

PALVELLA THERAPEUTICS LLC

/s/ Albert Covington	By:	/s/ Wesley H. Kaupinen

	Title:	Founder and CEO

SEAL

EXHIBIT A

STRAFFORD OFFICE BUILDINGS
RULES AND REGULATIONS

(Last revised 7-1-2002)

Tenant agrees to comply with the following rules and regulations (as they may be reasonably changed or added to from time to time with no increase in cost or burden to Tenant) when using the Building and the Office Suite. The Rules and Regulations apply to Tenant, Tenant’ employees, agents, contractors, subtenants, visitors, licensees and any other person that Tenant invites to or permits to enter the Office Suite. Landlord shall not be liable to Tenant for the violation of these Rules and Regulations by any other tenants, their employees, agents, independent contractors, subtenants, visitors and licensees. Landlord may change the rules and regulations at any time and from time to time by giving written notice of the changes to Tenant. The current Rules and Regulations are as follows:

1.            Passageways: The entrances, corridors, passages, stairways and elevators shall be under the exclusive control of Landlord and shall not be obstructed, or used by Tenant for any other purpose than ingress and egress to and from the Office Suite.

2.            Signs: Tenant shall neither place nor permit to be placed any signs, advertisements, or notices in or upon any part of the Building, except on the door of the Office Suite. Tenant shall pay the cost of such signage. Landlord shall specify the size, form, color and materials of any signs. Landlord shall have the right to remove all non-complying signs without notice to, and at the expense of, Tenant. A directory in a conspicuous place on the first floor will be provided by Landlord, on which the names of tenants, including Tenant, will be placed.

3.            Machinery and Other Hazards: Tenant shall not put up, nor operate, any engine, boiler, dynamo, or machinery of any kind, nor carry on any mechanical business in the Office Suite. Tenant shall not place any explosive therein nor use any kerosene or oils, or burning fluids, nor any article having an offensive odor, in Office Suite without first obtaining the written consent of Landlord.

4.            Wiring and Cabling: If Tenant wishes to install telephones, computers, signaling, telegraphic or other wires and instruments, then Landlord shall first determine if such wires and instruments may be installed in or on the Building and, if so, will direct the electricians as to where and how the same are to be placed. Without such directions no placing, boring or cutting will be permitted. Landlord shall in all cases retain the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building and to require the hanging of wires and of their placing and arrangement as Landlord may deem necessary, Landlord may further require compliance on the part of all using or seeking access to such wires, with such rules as Landlord may establish relating thereto. In the event of noncompliance with the requirements and rules, Landlord shall have the right to immediately cut and prevent the use of such wires. Notice requiring such changing of wires and their replacing and rearrangement given by Landlord to any company or individual providing service by means of such wires to any Tenant shall be regarded as notice to such Tenant, and shall take effect immediately. All wires used by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere in the Building with the number of the office to which the wires lead, and the purpose for which the wires respectively are used, together with the name of the company operating same.

5.            Incompatible Uses: Tenant shall not use the Office Suite for the purpose of lodging or sleeping rooms, nor in any way that may damage the reputation of the Building. Tenant shall not disturb, nor permit the disturbance of, other tenants, by use of musical instruments or any unseemly noises, nor by any other interference whatever. Tenant shall not place or permit any objects upon the outside window sills, or permit anything to be thrown from the windows of the Building.

6.            Cleaning: Tenant shall not employ any person or persons, other than employees of Landlord or its service contractor for cleaning or taking care of the Office Suite without the written consent of Landlord. Any person or persons so employed by Tenant (with the written consent of Landlord) shall be subject to and under the control and direction of, Landlord in the use of the Building and its facilities.

7.            Objectionable Animals/Persons: Landlord shall have the right to exclude or eject from the Building animals of every kind, including birds (but excepting service animals), and all canvassers and other persons who conduct themselves in such a manner as to be, in the judgment of Landlord, an annoyance to the other tenants or a detriment to the Building.

8.            Moving Equipment, Furniture: Landlord shall prescribe the method and manner in which any merchandise, furniture, equipment or safes shall be brought into or taken out of the Building, and the hours at which such moving shall be done. The tenant whose property is being moved shall protect Landlord against, and pay for, any damage done to the Building by reason of such moving.

9.             Locks: Landlord will provide Tenant with two keys for the main Office Suite entrance at the beginning of the Tenn. Tenant will not place any additional locks upon any doors of the Office Suite, without first obtaining the written consent of Landlord. Tenant shall not permit any duplicate keys to be made, as Landlord will provide all necessary keys. If Tenant desires more than two keys for any door, then Tenant shall request that Landlord provide them, and Tenant shall pay for the additional keys. If Tenant loses any key, then Landlord may require Tenant to replace the main door lock, and pay for the cost of same and all required replacement keys. When the Lease terminates, Tenant will return to Landlord all keys to the Office Suite and to the Building, and will give to Landlord the explanation of the combination of all locks on the doors of any vaults or safes in the Office Suite.

10.           Windows: Tenant, before closing and leaving Office Suite at any time, shall see that all windows are closed, thus avoiding possible damage from storms, rain or freezing. Tenant agrees to replace all glass broken by Tenant, its agents or employees in the Building during the Term. Tenant shall not allow water to be wasted by tying or wedging back faucets or otherwise.

11.           Building Directory: Landlord will provide a directory in a conspicuous place on the first floor of the Building on which the names of tenants will be displayed at the discretion of Landlord. Tenant’s name shall be displayed on the directory.

12.           Ordinary Usage: Except for the ordinary course of hanging pictures, no article shall be fastened to, holes drilled or nails or screws driven into walls or partitions. Neither the walls nor partitions shall be painted, papered or otherwise covered or in any way marked or broken. No attachment shall be made to the electric lighting wires of the Building for storing of electricity, or for the running of electric fans or motors or other purposes. Tenant shall not permit any machinery of any kind to be operated in the Office Suite (other than general office equipment, including PCs, copiers, fax machines and phones). Tenant shall not use any other method of heating other than what is provided by Landlord, without the written reasonable consent of Landlord. If Tenant wishes to install telephone or call boxes, then Tenant will first notify Landlord, who will reasonably designate where the same shall be placed. No mechanics shall be allowed in or about the Building other than those employed by Landlord or its maintenance contractors without Landlord’s prior written consent.

13.           Reasonable Use of Utilities: Tenant shall not use any utility, such as electricity or water, in an extravagant or unreasonable manner. Landlord may install meters measuring the quantity of the utility used in the Office Suite and Tenant on demand shall pay Landlord for the cost of the installation of the meter and all necessary equipment. Tenant shall pay all charges for the utility used at rates fixed by Landlord, which rate shall not exceed the rate that the supplying utility company with its own equipment would charge Tenant for the same service which charges are in excess of usage of the utility for Tenant’s Permitted Use. If Tenant fails to pay these amounts after ten (10) days’ written notice that same was due, such failure constitutes a default under this Lease. If Tenant installs and uses any auxiliary air conditioning, as otherwise permitted by Landlord, then Tenant’s installation and usage shall be subject to this rule.

14.           Heating and Air Conditioning Efficiency: Tenant shall not open any window or permit the opening of any window in the Office Suite at any time when the heating or air conditioning systems are in operation and the outside temperature is less than 50 degrees or greater than 80 degrees Fahrenheit.

15.           Carpet Protection: Tenant shall provide protection against damage to carpets from rolling chairs.

EXHIBIT B

FLOOR PLAN SHOWING OFFICE SUITE

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STRAFFORD BUILDING 3 – 3RD FLOOR

EXHIBIT C

LANDLORD IMPROVEMENTS TO THE OFFICE SUITE

Landlord agrees to provide and pay for the labor and materials necessary to complete the following work to the Office Suite:

In the private office nearest to the reception area -one partial divider wall will be removed (carpet patched, walls patched and painted, etc.) to create one large office.

Lighting throughout will be upgraded to 2x2 LED fixtures.

All painted walls will be touched up throughout.

All carpet will be steam cleaned throughout.